Contacts
Debra DiMaria
Chief Financial Officer
Proginet Corporation
(516) 535-3681
debra.dimaria@proginet.com

Proginet Announces FY 2009 Financial Results

Garden City, N.Y.—September 22, 2009—Proginet Corporation [OTCBB: PRGF], a world leader in multi-platform file transfer solutions, today announced financial results for the year ended July 31, 2009. Total revenues for the fourth quarter amounted to $2,682,794 and total revenues for the year were $9,296,035, up from $1,750,835 and $7,565,185 in fiscal 2008 respectively. Net operating expenses for the fourth quarter were $2,202,709 and $9,665,853 for the year, compared to net operating expenses of $3,114,888 and $10,044,923 in the equivalent periods of fiscal 2008 respectively. The Company retains a cash position of $1,106,349 and carries no debt. Proginet states that these results are in line with preliminary numbers announced in August.

"I feel that we have made great progress in transforming Proginet in the last fiscal year." stated Sandy Weil, Proginet’s President and CEO, "We delivered some solid financial results in one of the worst economies that any of us has ever experienced with revenues that nearly exceeded our record year in 2007.  As our OEM business takes hold and gets traction, the synergistic effects of the larger throw weight in the indirect sales capability and geographic coverage will help to drive the future growth of our business."

Investor Conference Call
Proginet will hold an Investor Conference Call on Tuesday, September 22, 2009 at 4:30 p.m. Eastern Time. The call will be an opportunity to review fiscal 2009 financial results and provide investor updates.

To listen or participate, investors should call in at the numbers below immediately prior to the event (you will need all of the following information).

Domestic - +1 (888) 989-8179
International - +1 (312) 470-7271
Passcode - Proginet
Leader - Mr. Sandy Weil

Annual Shareholder Meeting
Proginet's Annual Shareholder Meeting will be held at the offices of Proginet Corporation, 200 Garden City Plaza, Garden City, N.Y. 11530, on Tuesday, November 17, 2009, at 4:30 p.m. Eastern Time. Shareholders of record at the close of business on September 28, 2009, will receive notification of the meeting, with voting and participation instructions, during the month of October.

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To receive press releases and other corporate communications directly from Proginet, please e-mail investor@proginet.com or call (516) 535-3600.

Financial Highlights
(000's except per share data)

	Three months ended July 31,		Year ended July 31,
	(Unaudited)
	2009	2008	2009	2008

Software license revenue	$1,195	$210	$4,139	$1,336
Software maintenance fees and other	1,411	1,533	4,966	6,122
Professional services	77	8	191	107
Total revenues	2,683	1,751	9,296	7,565
Total operating expenses, net	2,203	3,115	9,666	10,045
Net earnings (loss)	$480	$(1,364)	$(370)	$(2,480)
Basic and diluted earnings (loss) per share	$.03	$(.09)	$(.02)	$(.17)

	At July 31, 2009	At July 31, 2008
Cash	$1,106	$2,338
Trade accounts receivable, net	2,366	1,816
Property and equipment, net	324	181
Capitalized software development costs, net	4,080	3,660
Purchased software and other intangibles, net	376	916
Other assets	243	299
Total assets	$8,495	$9,210

Accounts payable and accrued expenses	$1,262	$1,374
Deferred revenues	2,869	4,011
Deferred rent	148	162
Total liabilities	4,279	5,547
Total stockholders' equity	4,216	3,663
Total liabilities and stockholders’ equity	$8,495	$9,210

About Proginet Corporation
Proginet Corporation offers a universal, multi-platform software solution for fast, inexpensive and secure file transfers both inside and outside the enterprise. Proginet’s CyberFusion Integration Suite (CFI)® is used by companies of all sizes to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe. With over 20 years of experience in the managed file transfer arena, Proginet has built a customer base of over 400 companies spanning 30 countries. Headquartered in New York, the Company is publicly traded under the symbol [OTCBB: PRGF.OB]. For more information, visit www.proginet.com.

Disclaimer

This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to our Form 10-K, Form 10-Q, and Forms 8-K (www.sec.gov).